UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):            September 19, 2013

AMREP CORPORATION
(Exact name of Registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

300 Alexander Park, Suite 204, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (609) 716-8200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 19, 2013, the Board of Directors (the “Board”) of AMREP Corporation (the “Company”) amended Section 1(a) of Article III of the Company’s By-Laws to provide that the Board consists of five directors.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Shareholders of the Company was held on September 19, 2013.  At the meeting, shareholders holding an aggregate of 5,228,185 shares of common stock, par value $.10, of the Company out of a total of 7,195,454 shares outstanding and entitled to vote, were present in person or represented by proxy.

 At the meeting, Lonnie A. Coombs was reelected director of the Company in Class II by the final votes set forth opposite his name, to hold office until the 2016 Annual Meeting of Shareholders and until his successor is elected and qualified:

	Votes For	Votes Withheld	Broker Non- Votes
Lonnie A. Coombs	5,175,447	52,738	0

In addition, the following proposals were voted on and approved at the meeting.

Proposal	Votes For	Votes Against	Abstentions	Broker Non- Votes
Advisory vote on the compensation paid to the Company’s named executive officers	5,180,923	34,664	12,598	0

Proposal	One Year	Two Years	Three Years	Abstentions	Broker Non- Votes
Advisory vote on preferred frequency of shareholder advisory votes on the compensation paid to the Company’s named executive officers	5,207,207	250	16,406	4,322	0

On September 19, 2013, consistent with the advisory vote on preferred frequency of shareholder advisory votes on the compensation paid to the Company’s named executive officers, the Board has determined that the advisory vote on the compensation paid to the Company’s named executive officers be submitted to the shareholders every year until the next vote on the frequency of such votes is conducted or until the Board determines that a different frequency of such votes is in the best interest of the shareholders of the Company.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	By-Laws, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation

Date: September 23, 2013	By:	/s/ Christopher V. Vitale
Christopher V. Vitale
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
3.1	By-Laws, as amended.